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EXHIBIT 21.1   SUBSIDIARIES OF THE REGISTRANT


             State of
           Incorporation              Name of Subsidiary
           -------------              ------------------
           Kansas                     Sterling House Corporation
           Kansas                     BCI Construction, Inc.
           Delaware                   ALS-Crossings Co.
           Delaware                   ALS-Clare Bridge, Inc.
           Delaware                   ALS-Leasing, Inc.
           Delaware                   ALS-Stonefield, Inc.
           Delaware                   ALS-WovenHearts, Inc.
           Delaware                   ALS-WovenHearts Minnesota, Inc.
           Delaware                   ALS-Wynwood, Inc.
           Kansas                     Assisted Living Properties, Inc.
           Kansas                     Coventry Corporation
           Michigan                   ALS-Midwest, Inc.
           Washington                 Crossings International Corporation
           Wisconsin                  Heartland Retirement Services, Inc.
           Wisconsin                  Wovencare Systems, Inc.